                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]


Filed by a Party other than the Registrant [X]


Check the appropriate box:

[ ]      Preliminary Proxy Statement           [ ]      Confidential, For Use
                                                        of the Commission Only
                                                        (as permitted by
                                                        Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement



[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to
         ss. 240.14a-11(c) or ss. 240.14a-12


                          FOOTHILL INDEPENDENT BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                        BASSWOOD FINANCIAL PARTNERS, L.P.
                            BASSWOOD PARTNERS, L.L.C.
                       BASSWOOD CAPITAL MANAGEMENT, L.L.C.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):



[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)      Total fee paid:

--------------------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

--------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)      Filing Party:

--------------------------------------------------------------------------------
[cad 179][cad 179][cad 179]
(4)      Date Filed:

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                        BASSWOOD FINANCIAL PARTNERS, L.P.
                          BASSWOOD PARTNERS, L.L.C. AND
                       BASSWOOD CAPITAL MANAGEMENT, L.L.C.
                                ----------------

                     1999 ANNUAL MEETING OF THE SHAREHOLDERS
                                       OF
                          FOOTHILL INDEPENDENT BANCORP

                                ----------------

To Our Fellow Shareholders of
Foothill Independent Bancorp:

         This Proxy Statement and the Blue Proxy Card are furnished by Basswood Financial Partners, L.P., a Delaware limited partnership (the "Partnership"), Basswood Partners, L.L.C., a Delaware limited liability company ("Basswood Partners") and Basswood Capital Management L.L.C., a Delaware limited liability company ("Basswood Capital" and, together with the Partnership and Basswood Partners, "Basswood") in connection with the solicitation by Basswood of proxies from the holders of Common Stock, no par value (the "Common Stock"), of Foothill Independent Bancorp, a California corporation (the "Company" or "Foothill"), to vote at the Annual Meeting of the shareholders of the Company, including any adjournments or postponements thereof and any special meeting called in lieu thereof (the "Annual Meeting"), scheduled to be held on May 25, 1999 at 4:30 P.M. (Pacific time) at the Glendora Country Club, 310 S. Amelia Avenue, Glendora, California. This Proxy Statement and form of proxy will first be furnished to shareholders of the Company on or about May 7, 1999. Shareholders of record at the close of business on April 2, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The principal executive offices of the Company are located at 510 South Grand Avenue, Glendora, California 91741.

         Basswood is seeking your proxies in support of the following proposal:

         The election of Mr. Matthew Lindenbaum as the nominee of Basswood (the "Basswood Nominee") to the Company's Board of Directors (the "Board")

         BASSWOOD RECOMMENDS THAT YOU CUMULATE YOUR VOTES AND VOTE IN FAVOR OF THE BASSWOOD NOMINEE FOR ELECTION TO THE BOARD.

         Shareholders of record of shares of Common Stock on the Record Date are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date, except that in the election of directors each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote at the meeting, or to distribute the votes among any number of candidates for election to the Board, if (i) the name of the candidate for whom such votes are cast has been placed in nomination prior to the voting and (ii) such shareholder or any other shareholder has given notice at the meeting prior to the vote on election of directors of that shareholder's intention to cumulate his or her votes.

         The Company has been notified of Basswood's intention to solicit proxies on its own behalf by the filing of this Proxy Statement, the filing of
Schedule 13D amendments by the Partnership, Mr. Matthew Lindenbaum and Mr. Bennett Lindenbaum on April 9 and April 16, 1999, and by a letter addressed to the Board of Directors of the Company dated April 15, 1999. In addition, Basswood informed the Company by the filing of a Schedule 13D amendment by Basswood on November 2, 1998 and by letters addressed to the Board of Directors of the Company on December 21, 1998 and January 27, 1999 of Basswood's intention to communicate directly with the Company's shareholders. Basswood intends to deliver this Proxy Statement and form of proxy to holders of a sufficient amount of the outstanding shares of Common Stock to pass Basswood's proposals.

         As of the Record Date, Basswood Partners, Mr. Matthew Lindenbaum and Mr. Bennett Lindenbaum (the managing members of Basswood Partners) and the Accounts (as defined below and including the Partnership) beneficially owned an aggregate of 553,421 shares (or approximately 9.36%) of the Common Stock. Basswood Partners is the general partner of the Partnership and Whitewood Financial Partners, L.P., a Delaware limited partnership ("Whitewood"), and is the investment general partner of Jet I, L.P., a Delaware limited partnership ("Jet I"), each of which has from time to time acquired Common Stock. Basswood Capital (of which Mr. Matthew Lindenbaum and Mr. Bennett Lindenbaum are managing members) is the investment manager of Basswood International Fund, Inc., a Cayman Islands exempted company ("Basswood International"), and acts as advisor to several accounts. Prior to January 1, 1999, Basswood Partners and its affiliates also advised the 1994 Garden State L.P., a Delaware limited partnership ("Garden State") which from time to time acquired Common Stock. As of January 1, 1999, however, Garden State contributed all shares of the Company's Common Stock owned by it to the Partnership in return for a limited partnership interest in the Partnership. The Partnership, Basswood International, Whitewood and Jet I are referred to collectively as the "Accounts." The participants in this solicitation are the Partnership, Basswood Partners, Basswood Capital, Messrs. Matthew and Bennett Lindenbaum, and the Accounts (collectively, the "Participants"). Additional information with respect to the Participants is set forth below under "Voting Securities and Principal Holders Thereof" and in Annex II.

         The 553,421 Shares beneficially owned by Basswood Partners are owned of record as of the Record Date as follows: the Partnership is the record owner of 445,738 Shares; Whitewood is the record owner of 4,608 Shares; Jet I is the record owner of 22,292 Shares; Basswood International is the record owner of 80,683 Shares; and, Mr. Bennett Lindenbaum is the record owner of 100 Shares. Basswood Partners and Basswood Capital have discretionary authority to vote all of the shares of Common Stock beneficially owned by Basswood Partners, the Partnership, Messrs. Matthew and Bennett Lindenbaum and the Accounts.

         Basswood and Messrs. Matthew and Bennett Lindenbaum intend to cause all of such shares to be voted cumulatively "FOR" the Basswood Nominee. See "Voting Securities and Principal Holders Thereof."

         BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD, YOU WILL REVOKE ANY PREVIOUSLY DATED PROXY. ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE MEETING.

         THIS SOLICITATION IS BEING MADE BY BASSWOOD AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         YOUR VOTE IS EXTREMELY IMPORTANT. If you agree with Basswood's efforts, we ask for your support by immediately signing, dating and mailing the enclosed Blue Proxy Card.

         SHARES HELD IN YOUR NAME. No matter how many shares you own, vote "FOR" the Basswood Nominee by signing, dating and mailing the enclosed Blue Proxy Card. Sign the Blue Proxy Card exactly as your name appears on the stock certificate regarding your shares.

         SHARES HELD IN YOUR BROKER'S OR BANK'S NAME. If you own shares in the name of a brokerage firm, bank or other nominee, your broker, bank or other nominee CANNOT vote your shares for the Basswood Nominee unless it receives your specific instructions to do so. Please sign, date and mail as soon as possible the enclosed Blue Proxy Card in the envelope that has been provided by your broker, bank or other nominee to be sure that your shares are voted, or contact the person responsible for your account and instruct that person to execute a Blue Proxy Card on your behalf.

         QUESTIONS AND ASSISTANCE. If you have not received a Blue Proxy Card or have any questions or need assistance in voting, please call:

                           BEACON HILL PARTNERS, INC.
                                 90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            TOLL FREE: 1-800-755-5001
                             COLLECT: (212) 843-8500
                            ATTENTION: Rick Grubaugh

PLEASE REMEMBER TO DATE YOUR PROXY CARD, AS ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE ANNUAL MEETING. IF YOU HAVE ANY DOUBTS AS TO WHETHER YOUR PROXY WILL BE RECEIVED IN TIME TO BE CAST AT THE ANNUAL MEETING, PLEASE CALL BEACON HILL PARTNERS, TOLL FREE: 1-800-755-5001 OR COLLECT: (212) 843-8500 PROMPTLY.

         If you have any questions about the solicitation in general, please call Matthew Lindenbaum at Basswood Partners collect at (212) 521-9500.

                          REASONS FOR THE SOLICITATION

         Based on current publicly available information, Basswood currently beneficially owns approximately 9.36% of the Company's outstanding Common Stock. Basswood Partners, the Partnership, Basswood Capital and their affiliates have been shareholders of the Company since October 2, 1996. Basswood is disappointed with the financial performance of its investment in the Company, based on Foothill's stock price as compared with stock prices of comparable companies in the banking industry, all as reported in the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders (the "1999 Proxy Statement"). The Company's efficiency ratio, average return on equity and average return on assets are all lower than the average performance of other California banks with assets in the $250-$750 million dollar range (comparable to the Company's approximately $468 million in assets) (collectively, the "Comparable Banks")1, as derived by Basswood from the SNL Securities Quarterly Bank Digest-March 1999 published in March 1999 by SNL Securities, L.P. ("SNL") (consent to reference was neither sought nor obtained by the Participants). Moreover, the Company has not made available to Basswood, through its public reports and statements or otherwise, information indicating any reasonable prospect for a material improvement in the Company's financial performance. Any effort to improve earnings by an acquisition strategy would involve substantial, and Basswood believes unacceptable, dilution to current shareholders.

         Basswood believes that the underlying fundamentals of the Company have been unacceptable compared to the Comparable Banks. Basswood has compiled from published sources the following data on the Comparable Banks to compare against the Company's financial performance over the stated reference period:


----------

1 Comprised of the following banks: Pacific Bank, Pacific Crest Capital, Bank of Commerce, VIB Corp, Central Coast Bancorp, Capital Corp of the West, Redwood Empire Bancorp, Civic Bancorp, SJNB Financial Corp, North County Bancorp, Coast Bancorp, Bank of Santa Clara, California Ind. Bancorp, Borel Bank & Trust Co., Orange National Bancorp, Nara Bank, NA, BWC Financial Corp, Professional Bancorp, Community West Bancshares and Bank of Hemet.

        OPERATING PERFORMANCE OF THE COMPANY AND COMPARABLE INSTITUTIONS
                     (IN THOUSANDS, EXCEPT FOR PERCENTAGES)


                                             California Banks
                                              (with assets
   Twelve months                               of $250-$750
   ended 12/31/98             Foothill (1)      million) (2)
   --------------             ------------      ------------
Net Income                    $   5,064

Average Return on Assets           1.10%           1.28%

Average Return on Equity          11.36%          14.46%

Efficiency Ratio                  69.04%          63.35%

----------

(1) Unaudited; derived from a press release issued by the Company on January 28, 1999.

(2) Source: Derived by Basswood from SNL Securities Quarterly Bank Digest-March 1999.

         One means by which shareholder value can be maximized is, in Basswood's opinion, exploring the sale of the Company. Recent transactions in the banking industry, including several involving California banking institutions, indicate that shareholders of such banks have received premiums over the then current market price of the selling bank's common stock. For example, SierraWest Bancorp was acquired on February 25, 1999 at a premium of 30.88%; Bank of Commerce/San Diego was acquired on February 18, 1999 at a premium of 27.92%; and Bay Area Bancshares was acquired on January 26, 1999 at a premium of 35.03% (in each case, the premium is calculated based on the closing market price of the acquired bank's common stock as of the date one day prior to the public announcement of the acquisition). Basswood believes the shareholders cannot reasonably expect to achieve, on a present value basis, the same level premium if the Company continues its current financial performance.

         As set forth in the following table, Basswood beneficially owns shares in several California banks, any of which could potentially be acquirers of Foothill (which could present a potential conflict of interest for Basswood), although none of the Participants is aware of any such proposals either having been made or considered by either such other banks or by Foothill:



               COMPANY                                 SHARES OWNED                       % Owned (As of
              ---------                            (As of April 26, 1999)                 indicated date)
                                                   ----------------------                 ---------------
       Capital Corp of the West                           299,199                              6.49%
                                                                                          (as of 3/12/99)
          City Commerce Bank                               50,621                              3.04%
                                                                                          (as of 12/31/98)
  First Community Bank of the Desert                      230,142                              4.96%
                                                                                           (as of 4/9/99)
     National Mercantile Bancorp                           15,002                              2.25%
                                                                                           (as of 4/9/99)
         North County Bancorp                             108,901                              2.23%
                                                                                          (as of 3/23/99)
         Professional Bancorp                             154,611                              7.67%
                                                                                          (as of 3/10/99)
          UnionBanCal Corp.                               213,774                              0.12%
                                                                                          (as of 2/26/99)
           Western Bancorp                                663,700                              3.18%
                                                                                           (as of 3/1/99)


         We believe that Foothill shareholders are in a position to take advantage of the merger activity occurring in the banking industry over the past several years. NOW is the time to act! This is an excellent opportunity for Foothill to actively explore the possibilities of achieving a sale of the Company in order to maximize shareholder value. There is no assurance that we will continue to experience the rapid pace of merger activity we have seen in recent years. Nor is there any assurance that the value of Foothill stock will remain at or exceed its current level if the opportunity to merge is missed. It is our opinion that Foothill shareholders should be allowed to benefit from this merger activity. Furthermore, if and when the pace of bank mergers slows, it is likely that the stock prices of many financial institutions such as Foothill will decline significantly.

         A Board that includes Mr. Matthew Lindenbaum will, in Basswood's opinion, better represent the interests of the Company and of all the Company's shareholders than a Board composed entirely of incumbents and new nominees nominated by the Company's existing management. Mr. Lindenbaum, like the Company's other non-management directors, is not affiliated with Foothill's management and has not been previously tied to Foothill in any manner. As a result, Mr. Lindenbaum will bring fresh ideas and insights to the Company's management and the Board. Mr. Lindenbaum is a successful businessman with expertise in the financial services industry who, Basswood believes, can provide valuable insight and guidance in a time of rapid evolution of the banking industry. A brief summary of Mr. Lindenbaum's professional biography is set forth in Annex I attached hereto.

         Additionally, Mr. Lindenbaum is opposed to any programs, in general, which may adversely affect shareholder value or serve to entrench management and has indicated a clear desire to pursue steps, such as seeking buyers for Foothill, intended to enhance shareholder value.

                         BACKGROUND OF THE SOLICITATION

REQUESTS FOR SHAREHOLDER LIST AND RELATED DOCUMENTATION; COMMENCEMENT OF LITIGATION

         On December 21, 1998, Basswood Partners, L.P. (a predecessor entity to Basswood Partners) requested in writing that the Company make available to it, as required under applicable California statutory law, the right to inspect and copy the records of the Company pertaining to the names, addresses and shareholdings of the Company's shareholders. Basswood Partners, L.P. also requested that the Company provide Basswood Partners, L.P. with certain corporate and accounting records as well as certain other information (set forth on an annex to the December 21, 1998 letter) relating to the shareholders, including, among other things, all information in, or which comes into, the possession or control of the Company or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, relating to the names of the Non-Objecting Beneficial Owners of shares ("NOBO's"). Basswood Partners informed Foothill that it intended to use those materials to, among other things, communicate with Foothill's other shareholders about Foothill's financial performance and methods of maximizing shareholder value. Although Foothill produced a list of record shareholders as of June 15, 1998, it did not produce most of the records requested by Basswood Partners, L.P., such as the NOBO list, a breakdown of shares held in the name of Cede & Co., a magnetic computer tape of Foothill's shareholders and any transfer sheets and stop lists reflecting changes in Foothill's shareholders (collectively, "Ancillary Shareholder Records"). The NOBO list is particularly important because it discloses the identities of those shareholders who do not object to their identities being disclosed, even though such shares are held in "street name." Foothill subsequently admitted in the course of the litigation described below that it has possession of the NOBO list. Thus, while the Company is able to communicate directly with those Foothill shareholders on the NOBO list, Basswood, until and unless it obtains the NOBO list, is prevented from doing so.

         Foothill also failed to make available its corporate minutes and accounting records, asserting that Basswood Partners, L.P. did not have a proper purpose in seeking those records. Basswood is seeking the corporate records to, among other things, determine the basis for the Company's recent By-Law amendments and the reconstitution of the Board. As noted above, Basswood is seeking the accounting records to, among other things, determine how the Company arrived at its efficiency ratio -- an important indicator of the Company's financial performance.

         Upon determining from independent sources that the Company had in fact obtained a NOBO list subsequent to its receipt of the December 21st letter, Basswood Partners, L.P. submitted a second request on January 27, 1999 for the information requested in the December

21st letter. The Company responded to this second request on February 8, 1999 by again rejecting Basswood Partners, L.P.'s request for access to additional information and records. The Company also failed to return repeated telephone calls made by Basswood to the Company's principal executive offices during January and February 1999.

         As discussed in further detail below, on March 17, 1999 the Partnership submitted a request in writing to the Company for the information requested by Basswood Partners, L.P. in the December 21st and January 27th letters. On March 23, 1999, the Company responded to the March 17 request and again made available only a list of record shareholders. The Company again declined to provide the materials requested, originally by Basswood Partners, L.P. and now by the Partnership, in their entirety, including the NOBO list.

         On February 17, 1999, Basswood Partners filed a petition for writ of mandate seeking Foothill's shareholder, corporate and accounting records in the Superior Court of California, County of Los Angeles. Foothill raised a myriad of defenses to the petition, including the fact that Basswood Partners did not have standing because the shareholders of record were investment partnerships, other than Basswood Partners, L.L.C., and that Basswood Partners L.P., rather than Basswood Partners, the petitioner, had made the request for the records. Foothill also asserted that the Ancillary Shareholder Records were not available under California law. On March 15, 1999, the Superior Court of California, County of Los Angeles, denied "without prejudice" the petition for writ of mandate and held that Basswood Partners L.L.C. had "failed to establish the foundational criteria for the records requested." Because the denial was "without prejudice," Basswood was free to raise its claims again if it met the foundational criteria. The Court made no findings on the merits of the dispute.

         In response to the court's decision, on March 17, 1999, the Partnership made a request (the "March 17 Request") for shareholder, corporate and accounting records from the Foothill board. Whitewood and Jet I joined in the March 17 Request. The March 17 Request expressed the "hope that [Basswood] can move forward without the need for further litigation and needless expense for the Company, its shareholders and Basswood Financial Partners."

         On March 23, 1999, the Company responded to the March 17 Request and made available a list of record shareholders. However, the Company again declined to provide the materials requested by Basswood in their entirety. Accordingly, on March 31, 1999, the Partnership filed a petition for writ of mandate seeking substantially the same shareholder and corporate records that were sought by Basswood Partners in the petition for writ of mandate filed on February 17, 1999.

         On April 27, 1999, the Superior Court of California, County of Los Angeles, granted the Partnership's request for corporate and accounting records under Section 1601 of the California Corporations Code, but denied the request for shareholder records under Section 1600 of the California Corporations Code. On April 28, 1999, the Partnership demanded that the Company produce the corporate and accounting records as ordered by the Court. The Partnership has filed a proposed judgment for the Court's execution. The Company has indicated to the Partnership that it objects to the relief ordered by the Court.

FINANCIAL DATA

         In a press release issued by the Company on January 28, 1999 and in the accompanying quarterly financial data for the quarter ended December 31, 1998, the Company stated that its efficiency ratio2 for the fourth quarter of 1998 was 63.88%. In response to Basswood Partners' request for Foothill's accounting records, Foothill, in its Surreply, Memorandum of Points and Authorities in Opposition to Petition for Preemptory Writ of Mandate, dated March 11, 1999, stated that Basswood did not require the accounting records because the efficiency ratio could be computed from publicly available financial information provided by Foothill. However, when Basswood used the information contained in Foothill's press releases to calculate Foothill's efficiency ratio for the fourth quarter of 1998, it arrived at a different efficiency ratio percentage than that which Foothill had reported - 67.64%.

         The following table reflects the different calculations of relevant financial data made by Basswood, the Company and SNL with respect to each quarter of 1998 (all calculations of Basswood and Foothill data are based on data derived from a press release issued by the Company on January 28, 1999):

                     (In thousands, except for percentages)


                                              1ST QUARTER     2ND QUARTER    3RD QUARTER      4TH QUARTER
                                                  1998            1998           1998            1998
                                                  ----            ----           ----            ----
Non Interest Expenses                            (5,540)         (5,708)         (5,699)         (5,626)
Net Interest Income + Fed. Tax Adjustment
                                                  6,252           6,578           6,977           7,051
Other Income                                      1,235           1,300           1,284           1,267
                                               --------        --------        --------        --------

Efficiency Ratio - Per Basswood                   73.99%          72.45%          68.99%          67.64%
                                               --------        --------        --------        --------
                                               --------        --------        --------        --------

Efficiency Ratio - Per Foothill                   73.54%          71.25%          68.03%          63.88%
                                               --------        --------        --------        --------
                                               --------        --------        --------        --------

Efficiency Ratio - Per SNL3                       68.61%          69.12%          67.64%          66.57%
                                               --------        --------        --------        --------
                                               --------        --------        --------        --------


----------
2 The efficiency ratio is calculated by dividing non-interest expenses by the sum of the net interest income fully taxable equivalent and other income.

3 From the SNL Securities Quarterly Bank Digest-March 1999 published in March 1999 by SNL Securities, L.P. (consent to reference was neither sought nor obtained by the Participants); SNL's calculation of efficiency ratio divides non interest expense minus foreclosed property expense and amortization of intangibles by the sum of net interest income fully taxable equivalent and non interest income for the period.

RECONSTITUTION OF THE BOARD

         On October 19, 1998, the Company announced by a press release the appointment of three new members to the Board (Richard Galich, Ph.D., George Sellers and Donna Miltenberger, who is the Executive Vice President of the Company and the Executive Vice President and Chief Operating Officer of Foothill Independent Bank, the bank subsidiary of the Company (the "Bank")). As a consequence of such appointments, the Board was expanded to nine members by the appointment of three new members; however, neither the press release nor any other disclosure by the Company thereafter, until the Company's recent filing of its 1999 Proxy Statement, indicated the class of directors to which each of the three new members was appointed. In addition, the 1999 Proxy Statement indicates that the Company's Board consists of only seven members, whereas the Company's Form 10-K for the year ended December 31, 1998 (filed with the Securities and Exchange Commission on March 30, 1999) was signed on behalf of the Company by, among others, nine members of the Company's Board. It is unclear based on Foothill's public filings and disclosure as of what date the Board was reduced from nine to seven members. Basswood believes that the Company reconstituted its Board as described above in an attempt to further entrench management and as a defensive mechanism against potential third party interest in acquiring the Company.

A FOUNDING DIRECTOR OF THE COMPANY PROVIDES UNSOLICITED SUPPORT TO BASSWOOD

         On April 13, 1999, Mr. Wallace D. Gott of Upland, California, a founding director, former chairman and current shareholder of the Company, wrote to Mr. Matthew Lindenbaum. In his letter Mr. Gott indicated his dissatisfaction with the current directors, management and performance of the Company, and particularly his dissatisfaction with the Company's current chairman (Mr. Gott is not a current member of Foothill's Board). The text of the letter is reproduced in its entirety below:

         4/13/99

         Matthew Lindenbaum
         [Address]

         Dear Sir

         I have read the recent articles in the Daily Bulletin of your involvement with Foothill Independent Bank expressing displeasure with management and the performance of the bank.

         I am writing to let you know that I support you in this endeavor. I currently own about 50,000 shares of FIB stock and can influence about 100,000 more. I was a founding director of the bank and was chairman for about 10 years. I was the one responsible for the hiring of J.T. Waller from First Trust Bank of Ontario to replace Hub Stokely as CEO of the bank. The bank did very well under Mr. Waller's leadership. During my chairmanship, I faced many difficulties in trying to have a cohesive board and to get a building for the branch in [U]pland. The current chairman had aligned himself with the director who owned property on Foothill Blvd. and unsuccessfully tried to force the bank to build on that property. I feel that I was responsible for the negotiation of one of the best leases the bank currently has, which is the one of Mountain Ave. in Upland.

         I feel that there are major problems that the directors are doing nothing about. One being that several key employees have left the bank and have [gone] to competitive banks. This problem started a few years back and is still ongoing. I feel that the make up of the present board is conducive to a rubber stamp of management and I would support your efforts to correct this situation.

         If I can assist you in any way, please let me know.

         Sincerely

         /s/ Wallace D. Gott
         Wallace D. Gott


                                   CONCLUSION

         Based on Basswood's perceptions of the opportunities and challenges confronting the Company, and the Company's failure to respond in full to Basswood's requests and communications, Basswood believes that the shareholders would benefit from the election of Mr. Matthew Lindenbaum to the Board. Basswood believes that Mr. Lindenbaum will bring a wealth of experience, specialized knowledge, enthusiasm and vigor that is essential to the Company. Accordingly, Basswood is proposing Mr. Lindenbaum based on Basswood's belief that the Company would prosper -- and shareholders would benefit -- with the addition of Mr. Lindenbaum as a non-management member of the Board. Mr. Lindenbaum will, at all times, act in accordance with his fiduciary obligations under California Law.

         If elected, Mr. Lindenbaum could not individually effectuate action by the Board. However, as more fully described above, by electing Mr. Lindenbaum, Basswood believes that you will be sending a message to the remaining Board members that you wish them to focus on enhancing shareholder value.

         None of the Participants (as hereinafter defined) knows of any agreements or understandings concerning the possible acquisition of the Company and there can be no assurance that an acquisition can be effected at prices materially above the current market value for the Common Stock.

                                BASSWOOD PROPOSAL

                    ELECTION OF BASSWOOD NOMINEE AS DIRECTOR

         Basswood is proposing that the shareholders of the Company elect the Basswood Nominee (Mr. Matthew Lindenbaum) to the Board at the Annual Meeting. Mr. Lindenbaum, who has consented to serve as a director, would serve if elected until the next annual meeting of shareholders at which the class of directors of the Company's Board on which Mr. Lindenbaum would serve is scheduled for election and until his successor has been elected and qualified. Mr. Lindenbaum's business address is c/o Basswood Partners, L.L.C., 645 Madison Avenue, 10th Floor, New York, New York 10022. Mr. Lindenbaum is 36 years old. A brief summary of Mr. Lindenbaum's professional biography is set forth in Annex I attached hereto.

         It is anticipated that Mr. Lindenbaum, upon election, will be entitled to receive director's fees of $1,550 per month for service and attendance at Board and committee meetings and $454 per month as reimbursement for health insurance premiums, according to the 1999 Proxy Statement. However, Mr. Lindenbaum will donate all director's fees received by him, except for amounts sufficient to reimburse Mr. Lindenbaum for travel expenses incurred in connection with his duties as a director, to Foothill Presbyterian Hospital. Annex II sets forth certain information with respect to the Common Stock beneficially owned by Mr. Lindenbaum.

                             VOTE AND RECOMMENDATION

         The shares of Common Stock constitute the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Shareholders who abstain on any proposal or withhold authority to vote on the election of directors will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum. Broker non-votes and abstentions will have no effect on the election of directors because, assuming the existence of a quorum, directors are elected by a plurality vote. EACH SHAREHOLDER IS ENTITLED TO ONE VOTE FOR EACH SHARE OF COMMON STOCK HELD AS OF THE RECORD DATE, EXCEPT THAT IN THE ELECTION OF DIRECTORS EACH SHAREHOLDER MAY CUMULATE HIS OR HER VOTES AND GIVE ANY ONE NOMINEE A NUMBER OF VOTES EQUAL TO THE NUMBER OF DIRECTORS TO BE ELECTED MULTIPLIED BY THE NUMBER OF SHARES WHICH THE SHAREHOLDER IS ENTITLED TO VOTE AT THE MEETING, OR TO DISTRIBUTE THE VOTES AMONG ANY NUMBER OF CANDIDATES FOR ELECTION TO THE BOARD, IF (I) THE NAME OF THE CANDIDATE FOR WHOM SUCH VOTES ARE CAST HAS BEEN PLACED IN NOMINATION PRIOR TO THE VOTING AND (II) SUCH SHAREHOLDER OR ANY OTHER SHAREHOLDER HAS GIVEN NOTICE AT THE MEETING PRIOR TO THE VOTE ON ELECTION OF DIRECTORS OF THAT SHAREHOLDER'S INTENTION TO CUMULATE HIS OR HER VOTES. Basswood intends to cumulate the votes to which the shares of Common Stock Basswood beneficially owns are entitled and hereby solicits authority to cumulate those votes which are granted to it by proxy (and to give any required notice thereof) voting in favor of the proposal relating to the election of the Basswood Nominee to the Board. Unless instructed to the contrary, the shares represented by the proxies will be voted "FOR" the election of Mr. Matthew Lindenbaum.

               BASSWOOD RECOMMENDS THAT EACH SHAREHOLDER CUMULATE
             HIS OR HER VOTES AND VOTE "FOR" MR. MATTHEW LINDENBAUM
                             (THE BASSWOOD NOMINEE).

              CERTAIN INFORMATION REGARDING BASSWOOD PARTNERS, THE
            PARTNERSHIP, BASSWOOD CAPITAL, THE BASSWOOD NOMINEE, THE
                        ACCOUNTS AND OTHER PARTICIPANTS

         Basswood Partners is a private investment limited liability company organized under the laws of the State of Delaware. Basswood Partners' principal business is overseeing and managing investments by affiliates of Basswood Partners, including the Partnership, primarily in banks, bank holding companies and thrift institutions and other financial services companies. The Partnership is a limited partnership organized under the laws of the State of Delaware. Basswood Capital is a limited liability company organized under the laws of Delaware. Basswood Capital acts as investment manager to Basswood International and as advisor to several accounts. The principal business address of each of Basswood Partners, Messrs. Matthew and Bennett Lindenbaum, Basswood Capital and each of the Accounts, including the Partnership, is 645 Madison Avenue, 10th Floor, New York, New York 10022. As of the Record Date, 553,321 shares of Common Stock were beneficially owned collectively by Basswood Partners and the Accounts, including the Partnership, and 100 shares were owned of record by Bennett Lindenbaum. Basswood or its predecessor entities has beneficially owned shares of Common Stock since October 1996. From time to time, shares are and may be sold between the Accounts in the ordinary course of investment business. Messrs. Matthew and Bennett Lindenbaum also have investment discretion over certain other accounts which do not currently own shares of Common Stock but which may in the future buy and sell Common Stock from time to time.

         Messrs. Matthew and Bennett Lindenbaum are the managing members of Basswood Partners. As such, Messrs. Matthew and Bennett Lindenbaum may be deemed to beneficially own the 553,421 shares of Common Stock beneficially owned by Basswood Partners.

         During the last five years, none of the Participants has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws. Each of Messrs. Matthew and Bennett Lindenbaum is a citizen of the United States.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The shares of Common Stock constitute the only class of outstanding voting securities of the Company. Accordingly, only holders of Common Stock are entitled to vote at the

Annual Meeting or execute proxies in connection therewith. The Company stated in the 1999 Proxy Statement that as of April 2, 1999, there were 5,915,263 shares of Common Stock outstanding. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date, except that in the election of directors each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote at the meeting, or to distribute the votes among any number of candidates for election to the Board, if (i) the name of the candidate for whom such votes are cast has been placed in nomination prior to the voting and (ii) such shareholder or any other shareholder has given notice at the meeting prior to the vote on election of directors of that shareholder's intention to cumulate his or her votes.

         The following table sets forth, as of April 2, 1999, the name of each person who owned beneficially more than 5% of the shares of Common Stock outstanding at such date, the number of shares owned by each such person, the percentage of the outstanding shares represented thereby and certain information with respect to such person. The information below (except with respect to Basswood Partners and footnote (1)) is based on information reported by the Company in the Company's 1999 Proxy Statement.


                                                              NUMBER OF
                                                                SHARES                     PERCENTAGE
                  NAME AND ADDRESS                           BENEFICIALLY                      OF
                 OF BENEFICIAL OWNER                            OWNED                        CLASS
                 -------------------                            -----                        -----

            Basswood Partners, L.L.C. (1)                        553,421                     9.36%
                 Matthew Lindenbaum
                 Bennett Lindenbaum
                 645 Madison Avenue
                 New York, NY 10022
                                                                 358,762 (3)
              William V. Landecena (2)                                                       6.06%
               510 South Grand Avenue
                 Glendora, CA 91741
                                                               1,239,464 (4)
             All Directors and Executive                                                    20.95%
               Officers of the Company
              as a Group (9 in number)

------------

(1) As of January 1, 1999, Basswood Partners and Basswood Capital replaced Basswood Partners, L.P. as the general partner of the Partnership and Whitewood and investment general partner of Jet I and Basswood International. As of the Record Date, the 553,421 Shares beneficially owned by Basswood Partners are owned of record as follows: the Partnership is the record owner of 445,738 Shares; Whitewood is the record owner of 4,608 Shares; Jet I is the record owner of 22,292 Shares; Basswood

         International is the record owner of 80,683 Shares; and, Mr. Bennett Lindenbaum is the record owner of 100 Shares.

(2) Mr. Landecena is the Chairman of the Board of Directors and is a director of the Company and Foothill Independent Bank (the "Bank").

(3) Includes 79,488 shares of Common Stock subject to outstanding stock options exercisable during the 60-day period ending June 2, 1999. The shares beneficially owned by Mr. Landecena include shares held in several trusts established by Mr. Landecena.

(4) Includes an aggregate of 446,942 shares of Common Stock subject to outstanding stock options exercisable during the 60-day period ending June 2, 1999.

         For information relating to the ownership of Common Stock by directors and executive officers of the Company, see Annex III hereto.

                       INFORMATION CONCERNING THE COMPANY

         The Company, whose principal executive offices are located at 510 S. Grand Avenue, Glendora, California 91741, is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material concerning the Company can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006. Please call the Commission at 800-SEC-0330 for further information on the operation of the public reference facilities. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                             SOLICITATION OF PROXIES

         Solicitation of proxies may be made by Beacon Hill Partners and Basswood. Beacon Hill Partners will employ approximately twenty-five persons to solicit shareholders. Proxies will be solicited by mail, advertisement, telephone or telecopier and in person. Other than Beacon Hill Partners, no person will receive additional compensation for such solicitation.

         Banks, brokers, custodians, nominees and fiduciaries may be requested to forward solicitation material to beneficial owners of the shares of Common Stock. Basswood will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners on behalf of Basswood.

         In addition, Basswood has retained Beacon Hill Partners to assist and to provide advisory services in connection with this proxy solicitation for which Beacon Hill Partners will be paid a fee of not more than $20,000 and will be reimbursed for reasonable out-of-pocket expenses. Basswood has also agreed to indemnify Beacon Hill Partners against certain liabilities and expenses in connection with this proxy solicitation.

         The cost of the solicitation of proxies with respect to the election of the Basswood Nominee will be borne by Basswood. At the present time, Basswood does not intend to request the Board or the shareholders to authorize the reimbursement to Basswood for expenses incurred in connection with the solicitation of proxies hereunder. Costs related to such solicitation of proxies include expenditures for attorneys, accountants, financial advisers, the fees of Beacon Hill Partners, public relations advisers, printing, advertising, postage, all litigation and related expenses and filing fees. Such fees and expenses are expected to aggregate approximately $200,000. To date, Basswood has incurred approximately $155,000 of such total estimated expenditures.

         If you have any questions concerning this Proxy Statement or the procedures to be followed to execute and deliver a proxy, please contact Beacon Hill Partners at:

                           BEACON HILL PARTNERS, INC.
                                 90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                         Call Toll-Free: 1-800-755-5001
                          Call Collect: (212) 843-8500
                            Attention: Rick Grubaugh

         If you have any questions concerning this solicitation in general, feel free to call Matthew Lindenbaum at Basswood Partners collect at (212) 521-9500.

                                PROXY PROCEDURES

         Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the election of Mr. Matthew Lindenbaum, the Basswood Nominee, to the Board. A proxy executed by a holder of shares may be revoked at any time before its exercise by sending a written revocation (as provided below), by submitting another properly executed proxy with a later date prior to the time of the Annual Meeting or by giving notice of revocation at the Annual Meeting. The mere presence of any shareholder at the Annual Meeting will not operate to revoke his or her proxy. The revocation may be delivered to Basswood Financial Partners, L.P. c/o Beacon Hill Partners, 90 Broad Street, New York, New York 10004 or the Company at 510 South Grand Avenue, Glendora, California 91741 or at any other address provided by the Company. Although a revocation or a later dated proxy delivered to the Company but not to Basswood will be effective, Basswood requests that if a revocation or a later dated proxy is delivered only to the Company, a photostatic copy of the revocation or later dated proxy also be delivered to Beacon Hill Partners (FAX # 212-843-4384) so that it will be aware of such revocation or later dated proxy. All revocations received by Basswood will be delivered by it to the Company, but will be effective only upon their receipt by the Company. Basswood intends to deliver any such revocations to the Company immediately prior to the convening of the Annual Meeting. Shareholders who have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify Basswood prior to the time of the Annual Meeting.

         IF YOU WISH TO VOTE "FOR" THE ELECTION OF THE BASSWOOD NOMINEE TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR REGISTERED HOLDERS MAY FAX BOTH SIDES OF THE ENCLOSED BLUE PROXY CARD TO BASSWOOD FINANCIAL PARTNERS, L.P. C/O BEACON HILL PARTNERS AT 212-843-4384. BASSWOOD RECOMMENDS THAT YOU CUMULATE YOUR VOTES AND VOTE "FOR" THE BASSWOOD NOMINEE.

                  SHAREHOLDER PROPOSAL FOR 2000 ANNUAL MEETING

         According to the Company's 1999 Proxy Statement, any shareholder proposal intended for inclusion in the proxy material for the 2000 Annual Meeting must have been received in writing by the Company on or before December 27, 1999. The inclusion of any proposal will be subject to applicable rules of the Commission.

              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         Neither Basswood nor any of the Participants is aware of any matter to be considered by the Company's shareholders at the Annual Meeting other than the election of directors to the Board. However, if any other matters come before the Annual Meeting, including any motion to adjourn the Annual Meeting prior to the taking of a vote on the election of directors, the proxies will vote in their discretion all shares covered by Blue Proxy Cards with respect to such matters unless such discretionary authority has been specifically withheld.

                               COMPANY INFORMATION

         Except as otherwise noted herein, the information concerning the Company and its shareholders (other than the Participants) contained in this Proxy Statement has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Although the Participants do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, the Participants do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of any such information. The Company's 1999 Proxy Statement, when distributed to you, will contain additional information concerning the Common Stock, beneficial ownership of the Common Stock by directors and officers and other information concerning directors and officers, compensation paid to executive officers, and the principal holders of Common Stock.

         Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Accordingly, it is important that you vote the shares held by you on the Record Date or grant a proxy to vote such shares even if you have sold such shares after such date.

         If your shares are held in the name of a brokerage firm, bank, custodian, fiduciary or other nominee on the Record Date, only it can vote your shares, and only upon receipt of your specific instructions. Accordingly, please sign, date and mail the enclosed blue proxy card in the envelope provided or contact the person responsible for your account and give instructions for your shares to be voted.

         As fellow shareholders with common interests, we thank you very much for your consideration of our proposals.

                        BASSWOOD FINANCIAL PARTNERS, L.P.
                            BASSWOOD PARTNERS, L.L.C.
                       BASSWOOD CAPITAL MANAGEMENT, L.L.C.

Dated:  May 7, 1999

                                     ANNEX I

             BIOGRAPHICAL INFORMATION REGARDING THE BASSWOOD NOMINEE

         Mr. Matthew Lindenbaum, the Basswood Nominee, graduated Phi Beta Kappa and Summa Cum Laude from Brandeis University in 1986 with a B.A. in economics.

         In June of 1986, Mr. Lindenbaum joined the Mortgage Finance Group at Merrill Lynch Capital Markets where he structured derivative mortgage securities and helped advise banks on their financial strategies.

         In 1987, Mr. Lindenbaum left Merrill Lynch and joined Reid Nagle in founding SNL Securities, L.P. SNL Securities provides data and research on publicly traded banks, savings and loans, real estate and financial services companies to money managers, investment banks, and consultants. In addition, SNL Securities provides consulting services to banks, savings & loans and investor groups seeking to purchase banks. While at SNL Securities, Mr. Lindenbaum helped advise the Robert M. Bass Group on their government assisted acquisition of American Savings and Loan of California. In addition to other acquisition related consulting assignments, Mr. Lindenbaum also functioned as a bank equity analyst and advised investment managers throughout the country on banking related issues. Mr. Lindenbaum was a general partner of SNL Securities and remains a limited partner of the firm.

         For the past ten years, Mr. Lindenbaum has been managing family investments and the various Basswood accounts either individually or through Basswood Partners, L.L.C., Basswood Capital Management, L.L.C. and Basswood Partners, L.P.

         Mr. Lindenbaum has been quoted in various publications including Barrons, Forbes, Business Week, and the New York Times. He has also appeared on CNN and the Financial News Network as a commentator on banking issues.

         Mr. Lindenbaum served as a Director of Garden State Bancshares, Inc. in Jackson, New Jersey from April 1994 to January 1996 and currently sits on the board of Community State Bank in Teaneck, New Jersey where he has been a director and organizer since March 1997.

                                    ANNEX II

 TRANSACTIONS BY BASSWOOD PARTNERS, L.L.C., BASSWOOD FINANCIAL PARTNERS, L.P.,
        MR. MATTHEW LINDENBAUM, MR. BENNETT LINDENBAUM AND EACH ACCOUNT

         Since April 29, 1997, the Partnership, Mr. Matthew Lindenbaum, Mr. Bennett Lindenbaum and each Account have engaged in the following transactions in securities of the Company (Basswood Partners and Basswood Capital do not own of record any securities of the Company). In each such transaction, the securities acquired or disposed of consisted of shares of the Common Stock. The following table does not reflect the receipt of stock dividends periodically declared by the Company since October 1996. Except as otherwise indicated below, all transactions were effected on the Nasdaq National Market.

BASSWOOD FINANCIAL PARTNERS



TRADE DATE                  QUANTITY                   COST ($)
----------                  --------                   --------

04-30-97                         730                  10,128.75
07-02-97                       3,705                  49,654.37
08-29-97                         740                  10,637.50
09-02-97                         175                   2,571.87
09-18-97                       7,565                 105,910.00
09-19-97                       2,225                  31,428.12
09-25-97                      13,430                 192,744.25
10-02-97                       6,670                 107,653.75
10-10-97                       3,785                  63,871.87
10-23-97                       2,405                  40,283.75
11-13-97                       1,876                  28,960.75
11-24-97                       3,750                  60,937.50
12-01-97                         600                   9,630.00
12-16-97                       4,110                  68,328.75
01-06-98                      11,470                 195,334.10
02-20-98                         390                   6,552.00
02-23-98                      13,295                 228,947.50
02-24-98                       2,345                  40,744.37
02-25-98                       3,910                  68,913.75
04-06-98                         320                   5,429.60
06-11-98                       5,100                  83,665.50
07-01-98(1)                  (4,080)                  64,922.83


-------------
(1)      Sales



10-06-98                       1,000                  10,112.50
12-31-98                       1,185                  17,846.10
01-06-99                      15,065                 223,903.56
02-03-99(1)                  (5,540)                  83,512.70
04-06-99(1)                 (13,960)                 204,751.46



1994 GARDEN STATE, L.P. (SUBSEQUENTLY CONTRIBUTED TO BASSWOOD FINANCIAL
PARTNERS)



TRADE DATE                  QUANTITY                   COST ($)
----------                  --------                   --------

04-30-97                          80                   1,110.00
07-02-97(1)                  (3,704)                  49,452.71
08-29-97                          70                   1,006.25
09-18-97                         690                   9,660.00
09-19-97                         205                   2,895.62
09-25-97                       1,235                  17,724.12
10-02-97(1)                  (2,040)                  32,832.70
10-10-97                         319                   5,383.12
10-23-97                         200                   3,350.00
11-13-97                         159                   2,454.56
11-24-97                         320                   5,200.00
12-01-97                          50                     802.50
12-16-97                         345                   5,735.62
01-06-98(1)                  (2,819)                  47,853.80
02-20-98                          30                     504.00
02-23-98                         960                  16,531.25
02-24-98                         170                   2,953.75
02-25-98                         280                   4,935.00
04-06-98(1)                  (8,622)                 145,981.07
07-01-98(1)                    (560)                   8,907.90
12-31-98                          52                     783.12


------------
(1)      Sales

BASSWOOD INTERNATIONAL FUND, INC.



TRADE DATE                  QUANTITY                   COST ($)
----------                  --------                   --------

04-30-97                         180                   2,497.50
08-29-97                         180                   2,587.50
09-18-97                       1,835                  25,690.00
09-19-97                         540                   7,627.50
09-25-97                       3,260                  46,787.49
10-02-97(1)                  (4,460)                  71,781.30
10-10-97                         850                  14,343.75
10-23-97                         540                   9,045.00
11-13-97                         443                   6,838.81
11-24-97                         885                  14,381.25
12-01-97                         145                   2,327.25
12-16-97                         995                  16,541.87
01-06-98(1)                  (8,299)                 140,846.29
02-20-98                          75                   1,260.00
02-23-98                       2,600                  44,773.75
02-24-98                         460                   7,992.50
02-25-98                         765                  13,483.12
04-06-98                       8,140                 138,115.45
06-11-98(1)                  (4,980)                  81,395.38
07-01-98                       4,860                  77,556.25
10-06-98(1)                    (720)                   7,208.75
12-31-98                         251                   3,780.06
01-06-99(1)                 (13,440)                 198,407.99
02-03-99                       5,620                  85,283.50
04-06-99                      14,250                 209,581.87


------------
(1)      Sales

BENNETT LINDENBAUM


TRADE DATE                  QUANTITY                   COST ($)
----------                  --------                   --------
12-18-98                         100                   1,468.50


WHITEWOOD FINANCIAL FUND


TRADE DATE                  QUANTITY                   COST ($)
----------                  --------                   --------
04-30-97                          10                     138.75
08-29-97                          10                     143.75
09-02-97(1)                    (175)                   2,466.53
09-18-97                         100                   1,400.00
09-19-97                          30                     423.75
09-25-97                         155                   2,228.12
09-25-97                          20                     283.50
10-02-97(1)                    (170)                   2,736.05
10-10-97                          46                     776.25
10-23-97                          55                     921.25
11-13-97                          22                     339.62
11-24-97                          45                     731.25
12-01-97                           5                      80.25
12-16-97                          50                     831.25
01-06-98(1)                    (350)                   5,939.30
02-20-98                           5                      84.00
02-23-98                         145                   2,497.50
02-24-98                          25                     434.37
02-25-98                          45                     793.12
04-06-98                         165                   2,799.64
06-11-98(1)                    (120)                   1,961.33
07-01-98(1)                    (220)                   3,499.53
10-06-98(1)                    (280)                   2,803.40
12-31-98                          12                     180.72
01-06-99                         725                  10,775.31
02-03-99(1)                     (80)                   1,205.95
04-06-99(1)                    (290)                   4,253.43

------------
(1)      Sales

JET L.P I


TRADE DATE                  QUANTITY                   COST ($)
----------                  --------                   --------


08-19-97                       8,689                 116,615.37
08-22-97                       9,000                 123,075.00
11-02-98                       4,300                  48,912.50
01-06-99(1)                  (2,350)                  34,691.87

------------
(1)      Sales

         Except as set forth in this Proxy Statement, none of the Partnership, Basswood Partners, Mr. Matthew Lindenbaum, Mr. Bennett Lindenbaum or any of the Accounts, nor any associate of the foregoing, directly or indirectly owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has the right to acquire beneficial ownership within 60 days or has purchased or sold such securities within the past two years.

         To the knowledge of Basswood, except as set forth in this Proxy Statement, none of the Partnership, Basswood Partners, Basswood Capital, Mr. Matthew Lindenbaum, Mr. Bennett Lindenbaum or any of the Accounts, nor any associate of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, except for the election of directors.

         The shares of Common Stock beneficially owned by the Participants have been purchased in open market transactions. The funds for the purchase of the shares held by the Accounts and Mr. Bennett Lindenbaum have come from the various Accounts' respective working capital. No leverage was used to purchase any of such shares. However, one or more of the Accounts' working capital may include the proceeds of margin loans entered into in the ordinary course of business with Goldman, Sachs & Co., such loans being secured by the securities owned by such Accounts.

         None of the Partnership, Basswood Partners, Basswood Capital, Mr. Matthew Lindenbaum, Mr. Bennett Lindenbaum, any of the Accounts, nor any associate of the foregoing, is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, except that Messrs. Matthew and Bennett Lindenbaum are the managing members of Basswood Partners and of Basswood Capital. Pursuant to the terms of the Basswood Limited Liability Company Agreement dated as of January 1, 1999, Messrs. Matthew and Bennett Lindenbaum have the authority to perform all acts necessary to carry out the purposes and business of Basswood Partners and of Basswood Capital pursuant to such Limited Liability Company Agreement.

         None of the Partnership, Basswood Partners, Basswood Capital, Mr. Matthew Lindenbaum, Mr. Bennett Lindenbaum, any of the Accounts, nor any associate of the foregoing, has any arrangement or understanding with any person
(A) with respect to any future employment by the Company or its affiliates or
(B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party, nor has any of the above-referenced persons or entities been indebted to the Company at any time.

         Other than as described in this Proxy Statement, there are no pending legal proceedings in which the Basswood Nominee or any of his associates is a party adverse to the Company or any of its affiliates or in which the Basswood Nominee or any of his associates has an interest adverse to the Company or any of its affiliates. Basswood is currently engaged in the litigation described in "Background of the Solicitation."

         The Basswood Nominee does not hold any position or office with the Company or any parent, subsidiary or affiliate of the Company, and has never served as a director of the Company or any parent, subsidiary or affiliate of the Company.

         The Basswood Nominee does not have any family relationship, by blood, marriage or adoption, to any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. During the last three fiscal years, no compensation was awarded to, earned by, or paid to the Basswood Nominee by any person for any services rendered in any capacity to the Company or its subsidiaries.

       BENEFICIAL OWNERSHIP OF SHARES BY THE BASSWOOD NOMINEE, MR. BENNETT LINDENBAUM, BASSWOOD PARTNERS, L.L.C., BASSWOOD FINANCIAL PARTNERS,
     L.P., BASSWOOD CAPITAL MANAGEMENT, L.L.C. AND THE OTHER PARTICIPANTS IN
                                THE SOLICITATION

         The following table sets forth the beneficial ownership of the Common Stock as of April 2, 1999 by Mr. Matthew Lindenbaum (the Basswood Nominee), Mr. Bennett Lindenbaum, the Partnership, Basswood Partners, Basswood Capital, the other Participants in the solicitation named below and those employees of Basswood who will be involved in the solicitation (none of whom will receive any additional compensation in connection therewith). Mr. Lindenbaum shares voting and investment power with respect to such shares with the other Participants, and all such shares were owned beneficially by Mr. Lindenbaum. The business address of each person and entity named in the following table is c/o Basswood Partners, L.L.C., 645 Madison Avenue, 10th Floor, New York, New York 10022:


                                          Number of Shares       Percent
Name/title                                Beneficially Owned    of Class (1)
----------                                ------------------    ------------

Matthew Lindenbaum                             553,421             9.36%
/Managing Member of
Basswood Partners, L.L.C

Bennett Lindenbaum                             553,421             9.36%
/Managing Member of
Basswood Partners, L.L.C

Basswood Partners, L.L.C.(2)                   553,421             9.36%

Basswood Financial Partners, L.P.              445,738             7.54%

Basswood International Fund, Inc.(2)            80,683             1.36%

Basswood Capital Management, L.L.C.(2)          80,683             1.36%

Whitewood Financial Partners, L.P.               4,608                *

Jet I, L.P.                                     22,292                *

Debbie Coticchio /Financial Reporting                _                _

Marc Samit /Financial Reporting                      _                _



                                          Number of Shares       Percent
Name/title                                Beneficially Owned    of Class (1)
----------                                ------------------    ------------


Matthew Lindenbaum                             553,421             9.36%

Brian Jackelow /Financial Reporting               --                --

David Verlander /Analyst                          --                --

Claudine Blazina /Analyst                         --                --

Stella Kourkoulakos /Analyst                      --                --


* less than 1%

---------------

(1) Based on the total number of shares of Common Stock outstanding as of the Record Date according to the Company's 1999 Proxy Statement.

(2) As of January 1, 1999, Basswood Partners, L.L.C. and Basswood Capital Management, L.L.C. replaced Basswood Partners, L.P. as the general partner of the Partnership and Whitewood, and investment general partner of Jet I and investment manager of Basswood International.

                                    ANNEX III

                     SHARES HELD BY THE COMPANY'S DIRECTORS
                             AND EXECUTIVE OFFICERS

Based upon Basswood's review of the Company's 1999 Proxy Statement, to Basswood's knowledge, the directors and five most highly compensated executive officers of the Company (and the directors and executive officers as a group) beneficially owned as of April 2, 1999 the following amounts of the outstanding shares of Common Stock:


                                                                                 SHARES OF
                                                                                COMMON STOCK
                                                       DIRECTOR OF THE          BENEFICIALLY
                                                          COMPANY                OWNED AS OF               PERCENT
           NAME AND POSITIONS                   AGE       SINCE (1)             APRIL 2, 1999              OF CLASS
--------------------------------------          ---       ---------             -------------              --------
CLASS I DIRECTORS

George E. Langley                                58          1980                  203,491(2)                3.44%
    President, Chief Executive Officer
    and a Director of the Company and
    the Bank

Donna Miltenberger                               43          1998                   91,026(2)                1.54%
    Executive Vice President, Chief
    Operating Officer and a Director
    of the Company and the Bank

George Sellers                                   58          1998                    7,067                   *
    Director of the Company and the Bank

Max E. Williams                                  54          1995                   69,389(2)                1.17%
    Director of the Company and the Bank

CLASS II DIRECTORS - Nominees

Richard Galich                                   59          1998                  110,901                   1.87%
    Director of the Company and the Bank

William V. Landecena                             74          1973                  358,762(2)(3)             6.06%
    Chairman of the Board of Directors
    and a Director of the Company and
    the Bank


                                     III-1


                                                                                 SHARES OF
                                                                                COMMON STOCK
                                                       DIRECTOR OF THE          BENEFICIALLY
                                                          COMPANY                OWNED AS OF               PERCENT
           NAME AND POSITIONS                   AGE       SINCE (1)             APRIL 2, 1999              OF CLASS
----------------------------------------        ---       ---------             -------------              --------

O. L. Mestad                                     76          1973                  257,861(2)                4.36%
    Director of the Company and the Bank

EXECUTIVE OFFICERS (other than those who are Directors listed above)

Tom Kramer                                      N/A           N/A                  118,700 (2)               2.01%
    Executive Vice President and
    Secretary of the Company and the Bank

ALL DIRECTORS AND EXECUTIVE OFFICERS OF          --           --                 1,239,464 (4)              20.95%
    THE COMPANY AS A GROUP (9 in number)


---------------------------
*        Less than 1%

(1) All dates are the dates when the named individuals first became directors of the Bank, the Company's predecessor and wholly owned subsidiary.

(2) Includes shares subject to outstanding options exercisable during the 60-day period ending June 2, 1999, as follows: Mr. Langley -- 93,465 shares; Ms. Miltenberger -- 60,038 shares; Mr. Williams -- 62,071 shares; Mr. Landecena -- 79,488 shares; Mr. Mestad -- 82,703 shares; and Mr. Kramer -- 58,951 shares.

(3) The shares beneficially owned by Mr. Landecena include shares held in several trusts established by Mr. Landecena.

(4) Includes an aggregate of 446,942 shares of Common Stock subject to outstanding stock options exercisable during the 60-day period ending June 2, 1999.




                                     III-2

         ANNUAL MEETING OF SHAREHOLDERS OF FOOTHILL INDEPENDENT BANCORP
  TO BE HELD ON MAY 25, 1999 TO VOTE "FOR" THE DIRECTOR NOMINEE SET FORTH BELOW

     THIS PROXY IS SOLICITED BY BASSWOOD FINANCIAL PARTNERS, L.P., BASSWOOD
            PARTNERS, L.L.C. AND BASSWOOD CAPITAL MANAGEMENT, L.L.C.
                           (COLLECTIVELY, "BASSWOOD")

         The undersigned hereby appoints Matthew Lindenbaum and Bennett Lindenbaum, and each of them individually, each with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of the shareholders of Foothill Independent Bancorp (the "Company") to be held on May 25, 1999 at 4:30 P.M. (Pacific time) at the Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, and at any and all adjournments or postponements thereof and any special meeting called in lieu thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting.

         This Proxy will be voted or withheld from being voted in accordance with the instructions specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED "FOR" THE BASSWOOD NOMINEE LISTED BELOW. This Proxy confers authority for each of the aforementioned persons to vote in his or her discretion with respect to amendments or variations to the matters identified in the notice of meeting accompanying this Proxy and other matters which may properly come before this meeting. Basswood intends to cumulate the votes to which the shares of the Company's Common Stock it beneficially owns are entitled and hereby solicits authority to cumulate those votes which are granted to it by proxy (and to give any required notice thereof) voting in favor of the Basswood Proposal (Proposal 1 below) relating to the election of the Basswood Nominee to the Board.

                   (Please mark an "X" in the appropriate box)

          BASSWOOD FINANCIAL PARTNERS, L.P., BASSWOOD PARTNERS, L.L.C.
                     AND BASSWOOD CAPITAL MANAGEMENT, L.L.C.
                 RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS

1.       ELECTION OF DIRECTOR: To elect the Basswood Nominee listed below.

         [ ] FOR NOMINEE LISTED        [ ] WITHHOLD AUTHORITY TO
         BELOW                             VOTE FOR NOMINEE LISTED BELOW

                             Mr. Matthew Lindenbaum

2. IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of the Company's Common Stock held by the undersigned, and hereby ratifies and confirms all actions the herein named proxies, their substitutes, or any of them may lawfully take by virtue hereof, including but not limited to granting Basswood the authority to cumulate the votes granted to it by this proxy and to give any required notice thereof.

Please date this Proxy and sign it exactly as your name or names appear on your stock certificates or on a label affixed thereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

                                Dated:
                                       -----------------------------------------

                                ------------------------------------------------
                                                    Signature

                                ------------------------------------------------
                                            Signature, if held jointly


                                ------------------------------------------------
                                                Title of Authority

If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           BEACON HILL PARTNERS, INC.
                                 90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            TOLL FREE: 1-800-755-5001
                             COLLECT: (212) 843-8500
                            ATTENTION: Rick Grubaugh